                                                                    Exhibit 99.5

                                  RISK FACTORS

     You should carefully consider the risks described below in addition to the other information discussed in this report. Additional risks and uncertainties not currently known to us or that we currently consider to be immaterial may also materially and adversely affect our business operations. If any of the following risks actually occur, we could be materially adversely affected.

RISKS RELATING TO OUR BUSINESS

CHANGES IN FEDERAL, STATE AND LOCAL REIMBURSEMENT POLICIES COULD ADVERSELY AFFECT OUR REVENUES, CASH FLOWS AND PROFITABILITY.

     Our revenues and operating profitability depend on our ability to maintain our existing reimbursement levels, to obtain periodic increases in reimbursement rates to meet higher costs and demand for more services, and to receive timely payment from applicable governmental agencies. If we do not receive or cannot negotiate increases in reimbursement rates at approximately the same time as our costs of providing services increase, our revenues and profitability could be adversely affected. Changes in how federal and state governmental agencies operate reimbursement programs can also affect our operating results and financial condition. Government reimbursement, group home credentialing and MR/DD client Medicaid eligibility and service authorization procedures are often complicated and burdensome, and delays can result due to, among other reasons, documentation errors or delays. These reimbursement issues occasionally cause us to resubmit claims for repayment and are primarily responsible for our aged receivables. Approximately 21% of our accounts receivable have aged 360 or more days as of June 30, 2001. Changes in the manner in which state agencies set reimbursement rates, interpret program policies and procedures, and review and audit billings and costs could also affect our business, results of operations, financial condition and our ability to meet obligations under our indebtedness.

LABOR SHORTAGES COULD REDUCE OUR MARGINS AND PROFITABILITY AND ADVERSELY AFFECT THE QUALITY OF OUR CARE.

     Our labor costs have a significant impact on our profitability. A variety of factors, including labor shortages, local competition for workers, turnover, changes in minimum wages or other direct personnel costs, strikes or work stoppages, can increase our labor costs and reduce our operating margins. If conditions in labor markets make it difficult to fill professional and direct service staff positions, we may have to enhance our wage and benefit packages to compete in the hiring and retention of qualified personnel. We also may have to increase overtime pay, enhance our recruitment, retention and training programs, and use temporary personnel and outside clinical consultants to meet staffing needs. Difficulties in attracting and maintaining a sufficient number of qualified personnel could adversely affect the quality of our care. If we are not successful in maintaining and effectively utilizing our personnel, the resulting increases in our labor costs or impacts on our quality of care would reduce our profitability.

IF WE CANNOT MAINTAIN OR IMPROVE OUR CONTROLS AND PROCEDURES FOR MANAGING OUR BILLING AND COLLECTING, OUR BUSINESS, RESULTS OF OPERATIONS, FINANCIAL CONDITION AND ABILITY TO SATISFY OUR OBLIGATIONS UNDER OUR INDEBTEDNESS COULD BE ADVERSELY AFFECTED.

     The collection of accounts receivable is among our most significant management challenges and requires continual focus and involvement by members of our senior management team. Many of our accounts receivable controls have been managed through manual procedures, so we are expending significant effort and resources to implement new billing and collection systems. The limitations of state management systems and procedures, such as the inability to receive documentation or disperse funds electronically, may limit any benefits we derive from our new systems. We can provide no assurance that we will be able to maintain our current levels of collectibility and days sales outstanding in future periods. If we cannot maintain or improve our controls and procedures for managing our billing and collecting, we may be unable to collect certain accounts receivable, which could adversely affect our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness.

OUR INSURANCE COVERAGE AND SELF-INSURANCE RESERVES MAY NOT COVER FUTURE CLAIMS.

     During the last year, changes in the market for insurance, particularly for professional and general liability coverage, have made it more difficult to obtain insurance coverage at reasonable rates. As a result, our insurance program for the current year provides for higher deductibles, lower claims limits and higher self-insurance retention reserves than in previous years. Our professional and general liability coverage provides for a $250,000 deductible per occurrence, and claims limits of $5 million per occurrence up to a $6 million annual aggregate limit. Our previous program generally provided coverage after a deductible of $10,000 per occurrence and claims limits of $1 million per occurrence up to a $3 million annual aggregate limit, plus varying amounts of excess coverage. Our workers' compensation coverage provides for a $500,000 deductible per occurrence, and claims up to statutory limits, as compared to a $250,000 deductible per occurrence under our previous policy. We have limited historical data on which to estimate our reserves, which increases the difficulty of establishing adequate reserves for all of our insurance programs. If losses on asserted claims exceed our current insurance coverage and accrued reserves, our business, results of operations, financial condition and ability to meet obligations under our indebtedness could be adversely affected.

WE WILL HAVE A SUBSTANTIAL AMOUNT OF DEBT, WHICH COULD ADVERSELY AFFECT OUR BUSINESS, FINANCIAL CONDITION AND RESULTS OF OPERATIONS AND COULD PREVENT US FROM FULFILLING OUR OBLIGATIONS UNDER THE NOTES.

     At June 30, 2001, our total long-term debt (including current maturities), after giving effect to the offering and the application of the net proceeds from the offering, accounted for approximately 60% of our total capitalization. In addition, subject to restrictions in the indenture covering the notes and the indentures covering our two series of convertible notes, we may incur additional indebtedness.

     The degree to which we are leveraged could have important consequences, including:

     - making it more difficult for us to satisfy our obligations under the notes or other indebtedness, which could result in an event of default under the notes or our other debt;

     - requiring us to dedicate a substantial portion of our cash flow from operations to make required payments on indebtedness, thereby reducing the availability of cash flow for working capital, capital expenditures and other general corporate purposes;

     - limiting our ability to obtain additional financing in the future;

     - limiting our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

     - impairing our ability to withstand a downturn in our business or in the economy generally; and

     - placing us at a competitive disadvantage against other less leveraged competitors.

     The occurrence of any one of these events could have a material adverse effect on our business, financial condition and results of operations, as well as our ability to satisfy our obligations under the notes.

WE MAY NOT BE ABLE TO GENERATE SUFFICIENT CASH FLOW TO MEET OUR DEBT SERVICE OBLIGATIONS.

     Our ability to generate sufficient cash flow from operations to make scheduled payments on our debt obligations will depend on our future financial performance, which will be affected by a range of economic, competitive and business factors, many of which are outside of our control. If we do not generate sufficient cash flow from operations to satisfy our debt obligations, including payments on the notes, we may have to undertake alternative financing plans, such as refinancing or restructuring our debt, selling assets, reducing or delaying capital investments or seeking to raise additional capital. We cannot assure you that any refinancing would be possible, that any assets could be sold, or, if sold, of the timing of the sales and the amount of proceeds realized from those sales, or that additional financing could be obtained on acceptable terms, if at all. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations, as well as on our ability to satisfy our obligations under the notes.

OUR INDUSTRY IS SUBJECT TO SUBSTANTIAL GOVERNMENTAL REGULATION.

     We must comply with comprehensive government regulation of our business, including statutes, regulations and policies governing the licensing of our facilities, the quality of our service, the revenues we receive for our services, and reimbursement for the cost of our services. If we fail to comply with these laws, we can lose contracts and revenues, thereby harming our financial results. State and federal regulatory agencies have broad discretionary powers over the administration and enforcement of laws and regulations that govern our operations. A material violation of a law or regulation could subject us to fines and penalties and in some circumstances could disqualify some or all of the facilities and programs under our control from future participation in Medicaid reimbursement programs. Furthermore, future regulation or legislation affecting our programs may require us to change our operations significantly or incur increased costs.

EVENTS THAT HARM OUR REPUTATION WITH GOVERNMENTAL AGENCIES AND ADVOCACY GROUPS COULD REDUCE OUR REVENUES AND OPERATING RESULTS.

     Our success in obtaining new contracts and renewals of our existing contracts depends upon maintaining our reputation as a quality service provider among governmental authorities, advocacy groups for persons with developmental disabilities and their families, and the public. We also rely on governmental entities to refer individuals to our facilities and programs. Negative publicity, changes in public perception, the actions of consumers under our care or investigations with respect to our industry, operations or policies could increase government scrutiny, increase compliance costs, hinder our ability to obtain or retain contracts, reduce referrals, discourage privatization of facilities and programs, and discourage consumers from using our services. Any of these events could have a material adverse effect on our financial results and condition.

OUR OPERATIONS MAY SUBJECT US TO SUBSTANTIAL LITIGATION.

     Our management of residential, training, educational and support programs for our clients exposes us to potential claims or litigation by our clients or other persons for wrongful death, personal injury or other damages resulting from contact with our facilities, programs, personnel or other clients. Regulatory agencies may initiate administrative proceedings alleging violations of statutes and regulations arising from our programs and facilities and seeking to impose monetary penalties on us. We could be required to pay substantial amounts of money in damages or penalties arising from these legal proceedings, and some awards of damages or penalties may not be covered by any insurance. If our third-party insurance coverage and self-insurance reserves are not adequate to cover these claims, it could have a material adverse effect on our business, results of operations, financial condition and ability to satisfy our obligations under our indebtedness.

WE MAY NOT REALIZE ANTICIPATED FINANCIAL BENEFITS FROM OUR IMPLEMENTATION OF NEW INFORMATION SYSTEMS.

     Our financial results depend on timely billing of payor agencies, effectively managing our collections, and efficiently utilizing our personnel to manage our labor costs. We are implementing a new comprehensive billing and collections system and an interactive time and attendance system that we believe will improve our management of these functions, improve our collections experience, and reduce our operating expenses. Our financial results and condition may be adversely affected if we do not realize the anticipated benefits from our investment in these new information systems or if we encounter delays or errors during system implementation.

WE DEPEND ON GOVERNMENT FUNDING FOR VIRTUALLY ALL OF OUR REVENUES.

     We derive virtually all of our revenues from federal, state and local governmental agencies, including state Medicaid programs. Our revenues therefore are determined by the size of the governmental appropriations for the services we provide. Budgetary pressures, as well as economic, industry, political and other factors, could influence governments not to increase (and possibly to decrease) appropriations for these services, which could reduce our margins materially. Future federal or state initiatives could institute managed care programs for persons we serve or otherwise make material changes to the Medicaid system as it now exists. Federal, state and local governmental agencies generally condition their contracts with us upon a sufficient budgetary appropriation. If a governmental agency does not receive an appropriation sufficient to cover its contractual obligations with us, it may terminate a contract or defer or reduce our compensation. The loss of, or reduction of, compensation under our contracts could have a material adverse effect on our operations.

OUR INABILITY TO RENEW OUR EXISTING CONTRACTS WITH GOVERNMENTAL AGENCIES AND TO OBTAIN ADDITIONAL CONTRACTS WOULD ADVERSELY AFFECT OUR REVENUES.

     We derive virtually all of our revenues from contracts with federal, state and local governments and governmental agencies. If we cannot maintain and renew our existing service contracts on favorable terms and obtain new contracts, our ability to grow our business will be substantially impaired. Many of our contracts are subject to government procurement rules and procedures, which may change from time-to-time. Government contracts are generally subject to audits and reviews involving an assessment of our performance under the contract, our reported costs and our compliance with applicable laws and regulations. The results of an audit or review could cause the termination of a license, reducing our ability to continue or renew a related contract. Some contracts are subject to competitive bidding, and our clients generally may terminate their contracts with us for cause and upon other specified conditions. Although we typically have multiple contracts within each state, the loss of significant contracts, or their renewal on less favorable terms, could adversely affect our revenues and profitability.

IF DOWNSIZING AND PRIVATIZATION IN OUR INDUSTRY DO NOT CONTINUE, OUR BUSINESS MAY NOT CONTINUE TO GROW.

     Our growth depends on the continuation of trends in our industry toward providing services to individuals with MR/DD in smaller, community-based settings, increasing the percentage of individuals with MR/DD served by non-governmental providers, and increasing the percentage of the market for MR/ DD programs served by well-capitalized, for-profit providers. The continuation of these trends, and therefore our future success, is subject to a variety of political, economic, social and legal pressures, including the desire of governmental agencies to reduce costs and improve levels of service, budgetary constraints, and pressure brought by advocacy groups to change existing service delivery systems. A reversal in the downsizing and privatization trends could reduce the demand for our services, which could adversely affect our revenues and profitability.

WE OPERATE IN A HIGHLY COMPETITIVE INDUSTRY, WHICH CAN ADVERSELY AFFECT OUR RESULTS.

     We compete with other for-profit companies, not-for-profit entities, and governmental agencies for contracts. Competitive factors may favor other providers, thereby reducing our success in obtaining contracts, which in turn would hinder our growth. Non-profit providers may be affiliated with advocacy groups, health organizations, or religious organizations who have substantial influence with legislators and government agencies. States may give preferences to non-profit organizations in awarding contracts. Non-profit providers also may have access to government subsidies, foundation grants, tax deductible contributions and other financial resources not available to us. Governmental agencies and non-profit providers may be subject to limits on liability that do not apply to us. In some markets, smaller local companies may have a better understanding of local conditions and may be better able to gain political and public influence than we can. The competitive advantages enjoyed by other providers may decrease our ability to procure contracts and limit our revenues.

OUR QUARTERLY OPERATING RESULTS FLUCTUATE SIGNIFICANTLY.

     Our quarterly results of operations may fluctuate significantly due to a variety of factors, including the timing of Medicaid rate adjustments by the various states in which we operate, the cumulative effect of rate adjustments differing from previous estimates, the timing of acquisitions or the opening of new programs and other matters. Results for any particular quarter may not be indicative of future quarterly or annual results.

WE MAY DECIDE TO MAKE ACQUISITIONS OR INVESTMENTS IN THE FUTURE THAT COULD TURN OUT TO BE UNSUCCESSFUL.

     We may in the future pursue acquisitions of businesses or the establishment of joint venture arrangements that could expand our business. The negotiation of potential acquisitions or joint ventures as well as the integration of an acquired or jointly developed business could cause diversion of our management's time and resources. In addition, we may fail to successfully integrate acquired businesses with our operations or successfully realize the intended benefits of any acquisition or joint venture.

RISKS RELATING TO THE OFFERING

THE NOTES ARE EFFECTIVELY SUBORDINATED TO OUR SECURED INDEBTEDNESS AND STRUCTURALLY SUBORDINATED TO THE LIABILITIES OF OUR SUBSIDIARIES THAT DO NOT GUARANTEE THE NOTES.

     The notes will be our unsecured obligations and will be effectively subordinated to our secured indebtedness. The effect of this subordination is that if we or a subsidiary guarantor are involved in a bankruptcy, liquidation, dissolution, reorganization or similar proceeding or upon a default in payment on, or the acceleration of, any indebtedness under our existing credit agreement or other secured indebtedness, our assets and those of the subsidiary guarantors that secure indebtedness will be available to pay obligations on the notes only after all indebtedness under the credit agreement and other secured indebtedness have been paid in full from those assets. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding. The notes will also be structurally subordinated to all existing and future obligations, including indebtedness, of our subsidiaries that do not guarantee the notes, and the claims of creditors of these subsidiaries, including trade creditors, will have priority as to the assets of these subsidiaries.

THE RESTRICTIONS IMPOSED BY OUR EXISTING INDEBTEDNESS MAY LIMIT OUR ABILITY TO OPERATE OUR BUSINESS.

     Our existing credit facility prohibits us from prepaying certain of our other indebtedness, requires us to comply with specified financial ratios and tests, and restricts our ability to:

     - incur additional indebtedness or issue preferred or redeemable stock;

     - pay dividends and make other distributions;

     - enter into certain mergers or consolidations;

     - enter into sale and leaseback transactions;

     - create liens; and

     - sell and otherwise dispose of assets.

     We expect our new credit facility to include similar restrictive covenants. We cannot assure you that these restrictions will not adversely affect our ability to finance our future operations or capital needs or engage in other business activities that may be in our interest. We also cannot assure you that we will be able to continue to comply with these covenants and ratios. If we commit a breach of any of these covenants, ratios or tests, we could be in default under one or more of the agreements governing our indebtedness, which could require us to immediately pay all amounts outstanding under those agreements or prohibit us from making draws on our existing credit facility. If payments of our outstanding indebtedness were to be accelerated, we cannot assure you that our assets would be sufficient to repay our indebtedness.

WE MAY BE UNABLE TO RAISE FUNDS NECESSARY TO REPURCHASE THE NOTES UPON A CHANGE OF CONTROL.

     Upon a change of control, we will be required to offer to repurchase all outstanding notes at 101% of the principal amount thereof plus accrued and unpaid interest and liquidated damages, if any, to the date of repurchase. However, we cannot assure you that we will have sufficient funds available at the time of a change of control to make the required repurchases or that restrictions in our credit facility will allow us to make these required repurchases. Notwithstanding these provisions, we could enter into certain transactions, including certain recapitalizations, that would not constitute a change of control but would increase the amount of debt outstanding at such time.

THERE IS NO PUBLIC MARKET FOR THE NOTES, AND THERE ARE RESTRICTIONS ON THE RESALE OF THE NOTES.

     We have not registered the notes under the Securities Act. Accordingly, the notes may only be offered or sold pursuant to an exemption from the registration requirements of the Securities Act or pursuant to an effective registration statement. We are required to commence an exchange offer for the notes, or to register resales of the notes under the Securities Act, within certain time periods. However, there is no existing market for the notes and, although the notes are expected to be eligible for trading on The PORTAL Market(SM), we cannot assure the liquidity of any markets that may develop for the notes, the ability of holders of the notes to sell their notes or the prices at which holders would be able to sell their notes. Future trading prices of the notes will depend on many factors, including, among others, our ability to effect the exchange offer, prevailing interest rates, our operating results and the market for similar securities. The initial purchasers have advised us that they currently intend to make a market in the notes. However, they are not obligated to do so and any market making may be discontinued at any time without notice. We do not intend to apply for listing of the notes on any securities exchange.

FEDERAL AND STATE STATUTES ALLOW COURTS, UNDER SPECIFIC CIRCUMSTANCES, TO VOID GUARANTEES AND REQUIRE NOTEHOLDERS TO RETURN PAYMENTS RECEIVED FROM GUARANTORS.

     Under the applicable provisions of federal bankruptcy law or comparable provisions of state fraudulent transfer law, the notes and the subsidiary guarantees could be voided, or claims in respect of the notes or the subsidiary guarantees could be subordinated to all of our other debts or the debts of those guarantors, if, among other things, our company or any guarantor, at the time it incurred the indebtedness evidenced by the notes or its subsidiary guarantee:

     - received or receives less than reasonably equivalent value or fair consideration for incurring such indebtedness; and

     - was or is insolvent or rendered insolvent by reason of such occurrence;
       or

     - was or is engaged in a business or transaction for which the assets remaining with our company or such guarantor constituted unreasonably small capital; or

     - intended or intends to incur, or believed or believes that it would incur, debts beyond its ability to pay such debts as they mature.

     In addition, the payment of interest and principal by us pursuant to the notes or the payment of amounts by a guarantor pursuant to a subsidiary guarantee could be voided and required to be returned to the person making such payment, or to a fund for the benefit of our creditors or such guarantor, as the case may be.

     The measures of insolvency for purposes of the foregoing considerations will vary depending upon the law applied in any proceeding with respect to the foregoing. Generally, however, our company or a guarantor would be considered insolvent if:

     - the sum of its debts, including contingent liabilities, were greater than the saleable value of all its assets at a fair valuation;

     - the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

     - it could not pay its debts as they become due.

     To the extent a subsidiary guarantee is voided as a fraudulent conveyance or held unenforceable for any other reason, the holders of the notes would not have any claim against that subsidiary and would be creditors solely of us and any other subsidiary guarantors whose guarantees are not held unenforceable.